                                                                    EXHIBIT 99.1

                          CONSENT OF PROPOSED DIRECTOR

  The undersigned hereby consents to being named as a proposed member of the Board of Directors of Kevco, Inc. (the "Registrant") in the Prospectus constituting a part of the Registration Statement on Form S-1 of the Registrant filed under the Securities Act of 1933, as amended.

                                                    /s/ Richard Nevins
                                          -------------------------------------
                                                      Richard Nevins

August 30, 1996